NEWS
                                                  Delta and Pine Land Company
                                                  P.O. Box 157
                                                  Scott, Mississippi 38772
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Contact: Investors                          Media
         Tom Jagodinski                     Jonathan Gasthalter/Amy Cohen
         Delta and Pine Land Company        Citigate Sard Verbinnen
         662-742-4518                       212-687-8080

               DELTA AND PINE LAND COMPANY ANNOUNCES FIRST QUARTER
                          FISCAL 2005 OPERATING RESULTS
       o Improved Results Attributed To Stronger International Performance

        PROVIDES 2005 EARNINGS GUIDANCE OF $0.94 to $1.06, AFTER CERTAIN
                     LITIGATION EXPENSES OF $0.13 TO $0.18
                -------------------------------------------------

         SCOTT, MS, January 4, 2005 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for its first quarter ended November 30, 2004. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth fiscal quarters.
         After charges of $0.03 per diluted share related to Pharmacia/Monsanto litigation expenses, net loss for the 2005 first quarter was $0.12 per diluted share, a reduction from last year's first quarter net loss of $0.19 per diluted share. In the prior year first quarter, Pharmacia/Monsanto litigation expenses were $0.05 per diluted share.
         Revenues were $17.5 million in the 2005 first quarter compared to $13.8 million recorded in the year-ago quarter. The revenue increase was attributable to international operations, particularly in South America and Australia. Sales in South America benefited from higher volumes in Argentina and Brazil, as well as improvements in pricing. The increase in sales in Australia relates to higher volumes, resulting from expanded cotton plantings and the introduction of new products. International revenues decreased in China due to an expected shift in shipments to later in the year as well as an anticipated decline in cotton plantings. Operating expenses were slightly higher than the 2004 first quarter, primarily due to increased spending on research and development activities.
         Tom Jagodinski, President and Chief Executive Officer, said, "We are pleased with our first quarter results and the strong growth of our businesses in Brazil and Australia. We are also optimistic about the outlook for the U.S. business due to our strong product lineup. Growers responded favorably to the performance of our new varieties launched in 2004 and we expect to have increased supplies of those products, as well as new varieties developed for the Texas High Plains, available in 2005. We are continuing to develop new varieties containing Monsanto's second-generation traits, Bollgard II(R) and Roundup Ready(R) Flex. Finally, we are making advancements in both our efforts to develop products containing Syngenta's VipCot(TM) technology and the development of new traits through DeltaMax, our joint venture with Pioneer."

2005 Earnings Outlook

         For the fiscal year 2005, D&PL expects to report sales in the range of $335 million to $350 million. After charges of $0.13 to $0.18 related to its lawsuit against Pharmacia and Monsanto (NYSE: MON), the Company expects to report earnings per diluted share in the range of $0.94 to $1.06, assuming planted U.S. cotton area of 13.7 million acres in 2005, seed supplies are adequate, maintenance of U.S. market share and product sales mix targets are met. The Company reported earnings of $0.13 per diluted share in fiscal 2004, after reductions of $0.61 per diluted share related to the write-off of acquired in-process research and development and $0.18 per diluted share related to Pharmacia/Monsanto litigation expenses.
          Earnings are significantly affected by planted acreage in the U.S. Based on current market conditions (primarily commodity prices), the Company expects cotton plantings in the U.S. to remain constant with 2004 planting levels, especially in areas east of Texas. The Company's earnings guidance reflects this expectation for cotton acreage as well as the other factors noted above.

Conference Call

         D&PL will hold a conference call this morning at 10:00 a.m. ET/ 9:00 a.m. CT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 3143795. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 11:00 a.m. ET/ 10:00 a.m. CT on Tuesday, January 4, 2005 through midnight on Tuesday, January 11, 2005 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 3143795.

About Delta and Pine Land Company

         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                      # # #


Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    November 30,        November 30,
                                                                                        2004                2003
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $         17,454    $         13,845
COST OF SALES                                                                                8,421               8,036
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                 9,033               5,809
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  4,430               4,136
   Selling                                                                                   3,066               2,742
   General and administrative                                                                4,539               4,741
                                                                                  -----------------   ------------------
                                                                                            12,035              11,619
                                                                                  -----------------   ------------------
OPERATING LOSS                                                                              (3,002)             (5,810)

INTEREST INCOME, NET                                                                           458                 373
OTHER EXPENSE, NET                                                                          (1,507)             (2,812)
EQUITY IN NET LOSS OF AFFILIATE                                                               (738)               (415)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                               (2,336)             (1,989)
                                                                                  -----------------   ------------------

LOSS BEFORE INCOME TAXES                                                                    (7,125)            (10,653)
INCOME TAX BENEFIT                                                                          (2,808)             (3,675)
                                                                                  -----------------   ------------------

NET LOSS                                                                                    (4,317)             (6,978)

DIVIDENDS ON PREFERRED STOCK                                                                  (128)               (107)
                                                                                  -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES                                              $         (4,445)   $         (7,085)
                                                                                  =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE                                              $          (0.12)   $          (0.19)
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC AND DILUTED NET LOSS
    PER SHARE CALCULATIONS                                                                  38,544              38,099
                                                                                  =================   ==================


DIVIDENDS PER COMMON SHARE                                                        $           0.12    $           0.10
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           November 30,          August 31,          November 30,
                                                                               2004                 2004                 2003
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $        121,222     $        149,587     $        119,515
Receivables, net                                                                   15,332              184,759               11,222
Inventories                                                                        62,039               30,151               61,463
Prepaid expenses                                                                    1,547                1,923                1,618
Deferred income taxes                                                               6,598                9,055               10,677
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          206,738              375,475              204,495
PROPERTY, PLANT AND EQUIPMENT, NET                                                 62,299               61,988               63,220
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, net                                                                    5,489                5,471                5,451
INVESTMENT IN AFFILIATE                                                                 -                    -                  413
OTHER ASSETS                                                                        1,608                1,594                1,778
DEFFERED INCOME TAXES                                                               7,600                8,312                    -
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        287,917     $        457,023     $        279,540
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                            $         11,318     $          5,639     $            248
Accounts payable                                                                   22,955               23,784               20,338
Accrued expenses                                                                   29,735              187,890               34,516
Income taxes payable                                                                2,377                8,912                6,069
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                     66,385              226,225               61,171
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                     11,001               16,486                1,598
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                                   -                    -                5,240
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   6,563                4,586                5,183
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
  Series A Junior Participating Preferred, par value $0.10 per share;
          456,989 shares authorized; no shares issued or outstanding;                   -                    -                    -
  Series M  Convertible  Non-Voting  Preferred,  par  value  $0.l0  per share;
          1,066,667 shares authorized, issued and outstanding                         107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
          40,247,696, 40,162,820 and 39,569,060 shares issued;
          38,580,230, 38,495,354 and 38,087,794 shares outstanding                  4,025                4,016                3,957
Capital in excess of par value                                                     66,127               64,250               55,596
Retained earnings                                                                 167,734              176,808              178,717
Accumulated other comprehensive loss                                               (2,306)              (3,736)              (4,565)
Treasury stock, at cost; 1,667,466, 1,667,466 and 1,481,266 shares                (31,719)             (31,719)             (27,464)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        203,968              209,726              206,348
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        287,917     $        457,023     $        279,540
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                           November 30,         November 30,
                                                                               2004                 2003
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                              $         (4,317)    $         (6,978)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
       Depreciation and amortization                                                2,226                2,018
       (Gain) loss on sale of assets                                                  (10)                  11
       Equity in net loss of affiliate                                                738                  415
       Foreign exchange gain                                                         (106)                 (78)
       Accretion of debt discount                                                     194                    -
       Minority interest in earnings of subsidiaries                                2,336                1,989
       Change in deferred taxes                                                     3,209                    -
       Changes in assets and liabilities:
              Receivables                                                         169,892              155,755
              Inventories                                                         (31,778)             (28,740)
              Prepaid expenses                                                        371                  611
              Intangibles and other assets                                           (254)                  41
              Accounts payable                                                     (1,194)               2,253
              Accrued expenses                                                   (158,203)            (141,479)
              Income taxes                                                         (6,397)              (3,683)
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (23,293)             (17,865)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (1,781)                (699)
  Sale of investments and property                                                     12                   39
  Investment in affiliate                                                            (800)                (500)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (2,569)              (1,160)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                           -                  (36)
  Dividends paid                                                                   (4,757)              (3,915)
  Proceeds from short-term debt                                                         -                  245
  Minority interest in dividends paid by subsidiary                                  (359)                (424)
  Payments to acquire treasury stock                                                    -               (1,493)
  Proceeds from exercise of stock options                                           1,675                  571
                                                                         ------------------   -----------------
              Net cash used in financing activities                                (3,441)              (5,052)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            938                  307

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (28,365)             (23,770)
CASH AND CASH EQUIVALENTS, August 31                                              149,587              143,285
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, November 30                                   $        121,222     $        119,515
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the three months for:
      Interest, net of capitalized interest                              $              -     $              5
      Income taxes paid/(refunded)                                       $           (128)    $              9

   Noncash financing activities:
      Tax benefit of stock option exercises                              $            211     $            179
